ONCOR ELECTRIC DELIVERY COMPANY
RATIO OF EARNINGS TO FIXED CHARGES
MILLIONS OF DOLLARS

                                                                  TWELVE MONTHS ENDED DECEMBER 31,
                                                                  --------------------------------
                                                                    2001        2000        1999
EARNINGS:
   Net income (loss)                                                  228         226         223
   Add:  Total federal income taxes (benefit)                         119         120         106
         Fixed charges (see detail below)                             280         270         286
         Preferred dividends of subsidiaries                            0           0           0
                                                                  -------     -------     -------
           Total earnings                                             627         616         615
                                                                  =======     =======     =======
FIXED CHARGES:
   Interest expense                                                   274         264         281
   Rentals representative of the interest factor                        6           6           5
   Distributions on preferred trust securities of subsidiaries          0           0           0
                                                                  -------     -------     -------
   Fixed charges deducted from earnings                               280         270         286
   Preferred dividends of subsidiaries (pretax)                         0           0           0
                                                                  -------     -------     -------
         Total fixed charges                                          280         270         286

   Preferred dividends of registrant (pretax)                           0           0           0

                                                                  -------     -------     -------
         Fixed charges and preferred dividends                        280         270         286
                                                                  =======     =======     =======

   RATIO OF EARNINGS TO FIXED CHARGES                                2.24        2.28        2.15
                                                                  =======     =======     =======

   RATIO OF EARNINGS TO COMBINED FIXED
     CHARGES AND PREFERRED DIVIDENDS                                 2.24        2.28        2.15
                                                                  =======     =======     =======

ONCOR ELECTRIC DELIVERY COMPANY
RATIO OF EARNINGS TO FIXED CHARGES
MILLIONS OF DOLLARS

                                                                    THREE MONTHS ENDED MARCH 31,
                                                                    ----------------------------
                                                                           2002        2001
EARNINGS:
   Net income (loss)                                                         71          24
   Add:  Total federal income taxes (benefit)                                35          10
   Fixed charges (see detail below)                                          63          74
   Preferred dividends of subsidiaries                                        0           0
                                                                        -------     -------
         Total earnings                                                     169         108
                                                                        =======     =======

FIXED CHARGES:
   Interest expense                                                          62          73
   Rentals representative of the interest factor                              1           1
   Distributions on preferred trust securities of subsidiaries                0           0
                                                                        -------     -------
   Fixed charges deducted from earnings                                      63          74
   Preferred dividends of subsidiaries (pretax)                               0           0
                                                                        -------     -------
         Total fixed charges                                                 63          74

   Preferred dividends of registrant (pretax)                                 0           0

                                                                        -------     -------
         Fixed charges and preferred dividends                               63          74
                                                                        =======     =======

   RATIO OF EARNINGS TO FIXED CHARGES                                      2.68        1.46
                                                                        =======     =======

   RATIO OF EARNINGS TO COMBINED FIXED
     CHARGES AND PREFERRED DIVIDENDS                                       2.68        1.46
                                                                        =======     =======

ONCOR ELECTRIC DELIVERY COMPANY
RATIO OF EARNINGS TO FIXED CHARGES
MILLIONS OF DOLLARS

                                                                 THREE MONTHS ENDED JUNE 30,     SIX MONTHS ENDED JUNE 30,
                                                                 ---------------------------     -------------------------
                                                                      2002        2001               2002        2001
EARNINGS:
   Net income (loss)                                                    65          40                136          64
   Add:  Total federal income taxes (benefit)                           33          19                 68          29
         Fixed charges (see detail below)                               66          72                129         146
         Preferred dividends of subsidiaries                             0           0                  0           0
                                                                   -------     -------            -------     -------
         Total earnings                                                164         131                333         239
                                                                   =======     =======            =======     =======

FIXED CHARGES:
   Interest expense                                                     65          70                127         143
   Rentals representative of the interest factor                         1           2                  2           3
   Distributions on preferred trust securities of subsidiaries           0           0                  0           0
                                                                   -------     -------            -------     -------
   Fixed charges deducted from earnings                                 66          72                129         146
   Preferred dividends of subsidiaries (pretax)                          0           0                  0           0
                                                                   -------     -------            -------     -------
         Total fixed charges                                            66          72                129         146

   Preferred dividends of registrant (pretax)                            0           0                  0           0

                                                                   -------     -------            -------     -------
   Fixed charges and preferred dividends                                66          72                129         146
                                                                   =======     =======            =======     =======

   RATIO OF EARNINGS TO FIXED CHARGES                                 2.48        1.82               2.58        1.64
                                                                   =======     =======            =======     =======

   RATIO OF EARNINGS TO COMBINED FIXED
     CHARGES AND PREFERRED DIVIDENDS                                  2.48        1.82               2.58        1.64
                                                                   =======     =======            =======     =======